UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 30, 2015

SOLAR POWER, INC.

(Exact name of registrant as specified in its charter)

California	000-50142	20-4956638
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

3500 Douglas Boulevard, Suite 240

Roseville, California 95661-3875

(Address and telephone number of principal executive offices) (Zip Code)

(916) 770-8100

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On October 30, 2015, Solar Power, Inc. (the “Company”), SPI Energy Co., Ltd. (“SPI Energy”), an exempted company incorporated under the laws of the Cayman Islands and a wholly owned subsidiary of the Company, and SPI Merger Sub, Inc. (“Merger Sub”), a Delaware corporation and a wholly owned subsidiary of SPI Energy, entered into a second amended and restated agreement and plan of merger and reorganization (the “Second Amended and Restated Merger Agreement”) to amend and restate the amended and restated agreement and plan of merger and reorganization entered into on September 29, 2015 (the “Amended and Restated Merger Agreement”). The amendments made to the Amended and Restated Merger Agreement provide that holders of issued and outstanding shares of the Company’s common stock (other than any shares of the Company’s common stock that are “Dissenting Shares” as defined therein) acquired prior to the time when the registration statement on Form F-4 filed with the Securities and Exchange Commission by SPI Energy in connection with the offer and issuance of its ordinary shares to be issued pursuant to the merger (the “Form F-4”) becomes effective will receive American depositary shares representing SPI Energy ordinary shares, and holders of issued and outstanding shares of the Company’s common stock (other than any shares of the Company’s common stock that are “Dissenting Shares” as defined therein) acquired after the time the Form F-4 becomes effective will receive SPI Energy ordinary shares.

The foregoing summary of the Second Amended and Restated Merger Agreement does not purport to be complete and is qualified in its entirety by reference to the complete text of the Second Amended and Restated Merger Agreement, which is attached hereto as Exhibit 2.1, and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Exhibit Description

2.1	Second Amended and Restated Agreement and Plan of Merger and Reorganization by and among Solar Power, Inc., SPI Energy Co., Ltd. and SPI Merger Sub, Inc. dated October 30, 2015

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SOLAR POWER, INC.
a California Corporation

Dated: October 30, 2015	/s/ Amy Jing Liu
	Name:	Amy Jing Liu
	Title:	Chief Financial Officer

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